Exhibit 99
4849 Evanswood Drive, Columbus, Ohio 43229
FOR IMMEDIATE RELEASE

Max & Erma’s Restaurants, Inc. NASDAQ: MAXE December 14, 2006	For Further Information Contact: William C. Niegsch, Jr. Exec.Vice President & Chief Financial Officer (614) 431-5800 www.maxandermas.com
MAX & ERMA’S RESTAURANTS, INC. REPORTS
FISCAL 2006 RESULTS
Fourth Quarter and Year-End Highlights:
•	Sales trends and restaurant margins improve in fourth quarter.

•	Operating income improves by over $1.2 million for the year.

•	Net loss cut 56% from 2005.

•	New prototype restaurant opened in Springboro, Ohio.

•	Three Company-owned; seven to eight franchised restaurants planned for 2007.
Financial Summary (Unaudited)
(In thousands, except per share data)

	12 Weeks Ended 10/29/06	12 Weeks Ended 10/30/05	52 Weeks Ended 10/29/06	52 Weeks Ended 10/30/05
Revenues	$39,245	$40,597	$180,290	$183,705
Operating Income (Loss)	$68	$(162)	$1,069	$(140)
Income (Loss) Before Taxes	$(735)	$(785)	$(2,069)	$(2,610)
Income Taxes (Credit)	$(437)	$(705)	$(1,605)	$(1,295)
Net Income (Loss)	$(413)	$(80)	$(579)	$(1,315)
Net (Loss) per Diluted Share	$(0.16)	$(0.03)	$(0.23)	$(0.52)
Diluted Shares Outstanding	2,552	2,547	2,551	2,537

Columbus, Ohio, December 14, 2006 — Max & Erma’s Restaurants, Inc. (Nasdaq/NMS: MAXE) today reported fourth quarter and fiscal 2006 year-end results.
Revenues for Max & Erma’s declined 2% from $183.7 million for 2005 to $180.3 million for 2006. The Company reported a net loss of $579,000 or $(0.23) per diluted share for 2006 as compared to a net loss of $1,315,000 or $(0.52) per diluted share for 2005. The net loss for 2006 included an after tax charge of $115,000 or $0.05 per diluted share for the cumulative effect of a change in accounting principle recorded during the fourth quarter of 2006. The charge relates to the adoption of FIN 47, Accounting for Conditional Asset Retirement Obligations. Results for 2006 also include a non-cash expense of $226,000 for stock-based compensation expense as required under SFAS 123(R)
For the fourth quarter of 2006, revenues declined 3.4% from $40.6 million for the fourth quarter of 2005 to $39.2 million for the fourth quarter of 2006. The Company reported a net loss of $413,000 or $(0.16) per diluted share for the fourth quarter of 2006 as compared to a net loss of $80,000 or $(0.03) per diluted share for the fourth quarter of 2005. The net loss for the fourth quarter of 2006 included the $115,000 after tax charge, ($0.05 per diluted share) for adoption of FIN 47, discussed above.
Todd Barnum, Chairman and Chief Executive Officer of Max & Erma’s said that the sales environment continues to be difficult, but did improve in the fourth quarter of 2006. Same-store sales declined 2.2% for the quarter, an improvement over a year-to-date decline of 2.7% and a third quarter 2006 decline of 5.4%. Mr. Barnum said that one of the most significant factors affecting sales was the Company’s decision to discontinue couponing and discounting. He noted, that in 2006, the Company reduced the retail value of discounted “give away” food by $4.0 million, which approximately accounts for the same-store sales decline in 2006. He said that by late in the year, when we had lapped the end of couponing in late 2005, the Company began to see several weeks of positive same-store sales.
Mr. Barnum said that clearly 2006 is the point to build from. He reported that the Company opened a restaurant during the quarter in Springboro, Ohio, a suburb of Dayton. Initial sales at this restaurant, the Company’s new prototype design, are very encouraging. He added that the Company also completed the third remodel of an older facility to this new prototype look. All three remodels have resulted in a fifteen percentage point improvement in sales trends. He said the prospects for sales growth are good next year. Company plans call for three new restaurants and he expects that franchisees will open seven to eight locations.
Mr. Barnum said that in light of the soft sales, he was pleased with the improvement in restaurant profit margins. For the year, every restaurant operating expense percentage declined, with the result a 40 basis point improvement in restaurant level profit margins. He went on to say that by the fourth quarter of 2006, restaurant margins had improved 130 basis points over the fourth quarter of 2005. The improvement came despite the opening losses of the new Springboro restaurant and approximately $250,000 of advertising expense that was incurred late in the quarter, but will primarily benefit the first quarter of 2007. He said the margin improvement contributed to a $1.2 million improvement in operating income for the year and allowed the Company to cut last years’ net loss of $1.3 million by 56%.

Max & Erma’s currently owns and operates 78 casual dining full-service restaurants under the Max & Erma’s name in Akron, Columbus, Cleveland, Cincinnati, Toledo, Dayton, and Niles, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor, Grand Rapids, and Lansing, Michigan; Pittsburgh and Erie, Pennsylvania; Crestview Hills, Lexington, and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia and Norfolk and Virginia Beach, Virginia. The Company also franchises 22 restaurants in Chillicothe, Cincinnati, Cleveland, Columbus, Dayton, Sandusky and Wilmington, Ohio; St. Louis, Missouri; Green Bay, Wisconsin; Philadelphia, Pennsylvania; Richmond and Norfolk, Virginia; Huntington, West Virginia; Detroit, Michigan and the State of Indiana. The Company’s common shares are traded on the NASDAQ National Market System under the symbol MAXE.

This release includes “forward-looking” information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing restaurants, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs, changes in the cost of food items, the ability to obtain the services of qualified personnel at acceptable wages, an other risks of the restaurant business. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company’s operations and forward-looking statements made in this communication.
- FINANCIAL HIGHLIGHTS FOLLOW -

MAX & ERMA’S RESTAURANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 29, 2006	October 30, 2005
ASSETS
Current Assets:
Cash	$2,491,877	$2,910,889
Inventories	1,260,537	1,401,368
Other Current Assets	3,820,938	2,331,645

Total Current Assets	7,573,352	6,643,902

Property — At Cost	103,704,895	104,348,980
Less Accumulated Depreciation and Amortization	52,896,054	48,686,165

Property — Net	50,808,841	55,662,815

Other Assets	13,972,472	11,550,568

Total	$72,354,665	$73,857,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current Maturities of Long-Term Obligations	$2,729,989	$4,227,282
Accounts and Construction Payable	4,829,677	5,589,058
Accrued Payroll and Related Taxes	2,770,583	2,718,540
Accrued Liabilities	5,925,532	6,197,616

Total Current Liabilities	16,255,781	18,732,496

Long-Term Obligations — Less Current Maturities	43,065,227	41,817,482

Stockholders’ Equity:
Preferred Stock — $.10 Par Value; Authorized 500,000 Shares — None Outstanding
Common Stock — $.10 Par Value; Authorized 5,000,000 Shares, Issued and Outstanding 2,551,974 Shares At 10/29/06 and 2,546,778 Shares at 10/30/05	255,196	254,677
Additional Paid-In Capital	982,697	678,225
Retained Earnings	11,795,764	12,374,405

Total Stockholders’ Equity	13,033,657	13,307,307

Total	$72,354,665	$73,857,285

MAX & ERMA’S RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Weeks	Twelve Weeks	Fifty-Two Weeks	Fifty-Two Weeks
	Ended	Ended	Ended	Ended
	October 29, 2006	October 30, 2005	October 29, 2006	October 30, 2005
REVENUES:	$39,244,936	$40,596,793	$180,289,781	$183,705,077

COSTS AND EXPENSES:
Costs of Goods Sold	9,822,886	10,373,525	45,802,663	46,868,766
Payroll and Benefits	12,696,318	13,265,547	57,969,321	59,315,489
Other Operating Expenses	13,162,505	13,848,434	59,922,708	61,074,546
Pre-Opening Expenses	154,172	94,023	190,460	391,789
Impairment of Assets	—	—	845,433	1,450,000
Administrative Expenses	3,341,247	3,176,990	14,490,692	14,744,764

Total Operating Expenses	39,177,128	40,758,519	179,221,277	183,845,354

Operating Income (Loss)	67,808	(161,726)	1,068,504	(140,277)
Interest Expense	803,184	622,786	3,079,391	2,431,305
Minority Interest in Income of Affiliated Partnerships	—	—	57,754	38,503

INCOME (LOSS) BEFORE INCOME TAXES	(735,376)	(784,510)	(2,068,641)	(2,610,085)

INCOME TAXES (CREDIT)	(437,000)	(705,000)	(1,605,000)	(1,295,000)

NET (LOSS) BEFORE CHANGE IN ACCOUNTING PRINCIPLE	(298,376)	(79,510)	(463,641)	(1,315,085)

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE ($0.05 PER SHARE)	(115,000)	—	(115,000)	—

NET LOSS	$(413,376)	$(79,510)	$(578,641)	$(1,315,085)

NET LOSS PER SHARE:
Basic	$(0.16)	$(0.03)	$(0.23)	$(0.52)

Diluted	$(0.16)	$(0.03)	$(0.23)	$(0.52)

SHARES OUTSTANDING:
Basic	2,551,974	2,546,778	2,551,018	2,537,277

Diluted	2,551,974	2,546,778	2,551,018	2,537,277